NEWLINK GENETICS and LUMOS PHARMA MERGER Focused on Developing Therapies to Treat Rare Diseases September 30, 2019

LEGAL DISCLAIMER Additional Information and Where to Find It In connection with the proposed transaction, NewLink Genetics Corporation (“NewLink”) will be filing documents with the SEC, including preliminary and definitive proxy statements relating to the proposed transaction. The definitive proxy statement will be mailed to NewLink’s stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of these documents (when they are available) and other related documents filed with the SEC at the SEC’s web site at www.sec.gov, on NewLink’s website at www.newlinkgenetics.com or by contacting NewLink Investor Relations at 515-598-2555. Participants in the Solicitation NewLink and Lumos Pharma, Inc. (“Lumos”) and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from NewLink stockholders in connection with the proposed transaction. Information about NewLink’s directors and executive officers and their ownership of NewLink’s securities is set forth in NewLink’s proxy statement for its 2019 Annual Meeting of Stockholders, which was filed with the SEC on April 5, 2019, as modified or supplemented by any Form 3 or Form 4 filed with the SEC since the date of such filing. Other information regarding the proposed transaction, including information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statements described above and other relevant materials to be filed with the SEC when they become available. These documents are or will be available free of charge at the SEC’s web site at www.sec.gov and from other sources indicated above. 2

FORWARD-LOOKING STATEMENTS This presentation contains forward-looking statements of NewLink that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this presentation are forward-looking statements, within the meaning of The Private Securities Litigation Reform Act of 1995. The words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "target," "potential," "will," "could," "should," "seek" or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among others, statements about NewLink’s financial guidance for 2019 and beyond; results of its clinical trials for product candidates; its timing of release of data from ongoing clinical studies; its plans related to execution of clinical trials; plans related to moving additional indications into clinical development; NewLink’s future financial performance, impact of management changes, organizational restructuring, results of operations, cash position and sufficiency of capital resources to fund its operating requirements; statements about NewLink’s expectations regarding the capitalization, resources and ownership structure of the combined company; NewLink’s expectations regarding the sufficiency of the combined company's resources to fund the advancement of any development program or the completion of any clinical trial; statements about the potential benefits of the transaction; the expected completion and timing of the transaction and other information relating to the transaction, and any other statements other than statements of historical fact. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that NewLink Genetics makes due to a number of important factors, including those risks discussed in "Risk Factors" and elsewhere in NewLink’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 and other reports filed with the U.S. Securities and Exchange Commission (SEC). The forward-looking statements in this presentation represent NewLink’s views as of the date of this presentation. NewLink anticipates that subsequent events and developments will cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. You should, therefore, not rely on these forward-looking statements as representing NewLink’s views as of any date subsequent to the date of this presentation. 3

We are focused on the extraordinary Our goal is to bring novel therapies to people with rare diseases. 4

MANAGEMENT WELCOME



Richard Hawkins
CEO



John McKew, PhD
CSO



Carl Langren
CFO



Eugene Kennedy, MD
CMO

Experienced management team with significant clinical development and commercial experience

Richard Hawkins – CEO of Lumos Pharma, developer of growth hormone (GH) agonists for use in acromegaly at Sensus (sold to Pfizer). Built one of the first contract recombinant protein manufacturing facility (Covance Biotechnology). Co-founded Pharmaco, a contract research organization (merged with PPD).

John McKew – CSO of Lumos Pharma, former Scientific Dir, NIH - National Center for Advancing Translational Science (NCATS) and Therapeutics for Rare and Neglected Diseases (TRND). Dir. level, Wyeth Research Genetics Institute.

Carl Langren – CFO of NewLink Genetics, former CFO of BioProtection Systems, Housby Mixer Group, Equity Dynamics, Inc., and Tax Manager with McGladrey Pullen & Co.

Eugene Kennedy - CMO of NewLink Genetics, former Assoc. Professor of Surgery and Chief of the Section of Pancreaticobiliary Surgery Thomas Jefferson University (Philadelphia), former faculty Johns Hopkins Hospital.

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TRANSACTION SUMMARY Post merger, NewLink Genetics and Lumos Pharma stockholders are each expected to own approximately 50% of the combined company. The combined company will effect a reverse stock split. NewLink Genetics is expected to be renamed “Lumos Pharma, Inc.” and to trade on the Nasdaq under “LUMO.” ► Company expected to be led by Rick Hawkins, CEO ► Board of Directors expected to include current NewLink Genetics and Lumos Pharma directors and mutually agreed designee ► Late-stage orphan drug program NewLink Genetics Lumos Pharma, Inc. + (LUMO) ► Projected pro forma combined cash of ~$80 million Lumos Pharma at 2019 year end, excluding ongoing severance and restructuring obligations ► Projected average cash use of $6.5-$7.5 million per quarter in 2020, ongoing operating spend, exclusive of any restructuring charges and severance costs ► Located in Austin, TX and Ames, IA 6

SIGNIFICANT HIGH-QUALITY INVESTORS Lumos Pharma brings to the merger strong, well-recognized healthcare investors  Well-known healthcare venture investors: NEA and Santé Ventures  Large healthcare investors that participate in public and private markets: Deerfield Management and a fund managed by Blackstone Life Sciences  Large pharma representatives: Roche Venture Fund and UCB NewLink Genetics’ largest stockholder with ~21% ownership has agreed to support merger 7

POST-MERGER STRATEGIC PRIORITIES Initial focus will be on initiation of Phase 2b trial of LUM-201 (ibutamoren) for pediatric growth hormone deficiency (PGHD) Build pipeline through strategic acquisitions of assets focusing on rare diseases LUM-201: Oral secretagogue candidate for PGHD  Established regulatory path – planned Phase 2b expected to start mid-2020  Potential to address 50-60%1 of total PGHD patients  Significant market opportunity, well-proven value through industry peers 1. Lumos Pharma data on file 8

LUM-201 PROGRAM PIPELINE Product Candidate Orphan Indication Preclinical Phase I Phase II Phase III Status Pediatric Growth Phase 2b – expected to Hormone Deficiency initiate mid-2020 (PGHD) Ibutamoren Ongoing clinical planning (LUM-201) Turner Syndrome for Phase 2 trial, timing dependent on PGHD data Ongoing clinical planning Children Born Small for for Phase 2 trial, timing Gestational Age (SGA) dependent on PGHD data  Combined company plans to look for acquisitions and collaborations to expand pipeline beyond LUM-201 9

PGHD AND STANDARD OF CARE  PGHD occurs due to inadequate secretion of growth hormone by the pituitary gland during childhood  PGHD can be either hereditary or acquired, although the majority of cases have unknown causes (idiopathic)  Lack of physical growth is the most obvious manifestation; but numerous metabolic processes are also affected versus  PGHD Incidence in the U.S. – approximately 1 in 3500 children1  Standard of care consists of daily, subcutaneous injections of recombinant human growth hormone (rhGH)  Can be painful, potentially leading to missed doses and sub-optimal growth2, 3  ~2500 injections over years of treatment  Robust, established market primed for an oral alternative 1. GlobalData EpiCast Report for Growth Hormone Deficiency Epidemiology forecast to 2026 2. Rosenfeld, R., et al Compliance and Persistence in Pediatric and Adult Patients Receiving Growth Hormone Therapy, Endocrine Practove, 2008, 14(2), 143-154 3. Cutfiled, W. S. et al Non-Compliance with Growth Hormone Treatment in Children Is Common and Impairs Linear Growth, PLOS ONE 6(1): e16223. https://doi.org/10.1371/journal.pone.0016223 10

PEDIATRIC GROWTH HORMONE DEFICIENCY MARKET ANALYSIS Global rhGH sales for pediatric Global Sales Distribution patients with growth hormone of rhGH for PGHD in 2016 in deficiency (PGHD) reached $1.12 the major markets1 Billion in 2016 in major markets1 Japan ► Expected CAGR for global PGHD 20.6% sales is 3.5% leading to a projected US 1 EU* 65.2% market size of $1.58 Billion in 2026 14.2% ► US accounted for 65.2% of global sales of rhGH for PGHD in 2016 *Germany, France, Italy, Spain, and UK 1. Global Data Opportunity Analyzer: Growth Hormone Deficiency Opportunity Analysis and Forecasts to GDHC069POA Published: May 2017 11

ESTABLISHED VALUE PROPOSITION AND REGULATORY PATH Vision Targeted Patients Near-term Clinical Milestone LUM-201, if approved, has the Predictive enrichment markers (PEM) are Phase 2b trial planned for mid- potential to become the world’s first planned to be employed to optimize the 2020. oral growth hormone secretagogue targeted patient population for trials and to treat PGHD and other rare growth treatment. disorders. Addressable patients represent 50-60% Aim to supplant a prolonged of PGHD population.1 treatment regimen of frequent injections (current standard of care). Other potential pediatric endocrine indications identified. 1. Lumos Pharma data on file 12

LUM-201: MECHANISM OF ACTION



Hypothalamus
GHSR1a
LUM
201
SST
GHRH
Pituitary
GHSR1a
GH
IGF-1

- Oral LUM-201 is a ***growth hormone (GH) secretagogue***
- Acts as an agonist of GH Secretagogue Receptor (GHSR1a) to stimulate GH release[1]
- LUM-201 has been observed to ***increase the amplitude of endogenous pulsatile GH secretion***[2, 3]
- LUM-201's stimulatory effect is regulated by GH/IGF-1 feedback

1. Howard 1996 Science
2. Nass 2008 Ann Intern Med
3. Chapman 1997 J Clin Endocrinol Metab

SST = somatostatin
IGF-1 = insulin-like growth factor-1

GHRH = growth hormone-releasing hormone
GHSR1a = GH secretagogue receptor 1a

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TARGETED PGHD POPULATION PEM-Positive: Included PEM-Negative: Excluded GHSR1a GHSR1a Hypothalamus Hypothalamus LUM SST GHRH SST GHRH LUM 201 201 GHSR1a GHSR1a Pituitary Pituitary GH GH IGF-1 Functional but reduced HP-GH axis Non-functional HP-GH axis • Able to secrete some, but insufficient, GH • Unable to secrete GH • Expected to respond to LUM-201 • Not expected to respond to LUM-201 • Represents 50-60% of PGHD patients1 • Represents 40-50% of PGHD patients Predictive Enrichment Markers (PEM)  GH response to a single LUM-201 dose and baseline IGF-1 has the potential to distinguish these two populations HP-GH = hypothalamic-pituitary-growth hormone 1. Lumos Pharma data on file 14

POST-HOC: PREDICTIVE ENRICHMENT MARKERS AT WORK

Absolute Growth

means and SD

Relative Growth: **non-inferiority analysis**

[growth velocity in rhGH minus growth velocity in test group]

means of the difference and 95% CI



All Subjects
PEM-Positive
Absolute Growth Velocity (cm/yr)
16
12
8
4
0
n=22 n=22 n=24 n=20
n=13 n=12 n=15 n=11
p=0.082
Growth Velocity Difference Relative to rhGH (cm/yr)
2
1
0
-1
-2
-3
-4
-5
-6
-7
-8
-9
-10
Non-inferiority range²

- Naïve PGHD patients, 020 trial
  - Data from first 6 months prior to formulation change[1]
- LUM-201 0.8 mg/kg not statistically different from rhGH but insufficient to meet FDA requirements for non-inferiority[2]
- Lumos expects **prospective application of PEMs** and **higher doses** to improve response and meet statistical non-inferiority margin

Placebo
LUM-201 0.4 mg/kg/d
LUM-201 0.8 mg/kg/d
rhGH 42 mcg/kg/d

1. A formulation change occurred 6 months into dosing of this trial and was also used for subsequent PGHD trials, resulting in substantially lower exposure of LUM-201. Data on file.
2. A 2 cm non-inferiority (NI) range was agreed to by the FDA for multiple recent long-acting GH studies. Lumos has not yet agreed to a NI window with the FDA.

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PRIOR CLINICAL EXPERIENCE IN PGHD WITH LUM-201  Prior PGHD trials  Conducted prior to Lumos acquisition of LUM-201 in July 2018  3 clinical trials in pediatric population explored safety and efficacy  Phase 1 Trial 019 – PK, Phase 2 Trial 020 – Naïve, Phase 2 Trial 024 – Previously rhGH treated  No significant safety concerns were identified  Formulation change midway through Trial 020 reduced bioavailability of the drug and confounded data  Phase 2 trials were discontinued after interim analysis of Trial 024  Scientifically-driven post-hoc analysis enabled (Trial 020):  Definition of PEM-positive patients, with PEM status planned to be used as an inclusion criteria in future trials  Growth response in prior trials (highest dose tested) suggests potential improved efficacy at a higher dose 16

CLINICAL DEVELOPMENT OUTLINE FOR PGHD ► Proposed Phase 2b PGHD clinical trial design ► PEM-enabled patient selection ► Three dose levels of LUM-201 (0.8, 1.6, 3.2 mg/kg) ► Positive control arm of daily rhGH injections ► 6-month dosing ► 20 subjects per arm ► Treatment-naïve, age-matched cohorts ► Extension trial - move all subjects to most efficacious Phase 2 dose  Primary outcome measure: annualized growth height velocity 17

LUM-201: OTHER POTENTIAL RARE ENDOCRINE DISORDERS Prader-Willi Syndrome Small for Gestational Age rhGH FDA approved in rhGH FDA approved in Beyond PGHD, Lumos 2000 2001 also plans to investigate LUM-201 for other rare endocrine disorders, for which rhGH has been approved Idiopathic Short Stature Turner Syndrome rhGH FDA approved in rhGH FDA approved in 2003 1996  Significant opportunities with established regulatory pathways Source: GARD- Genetic and Rare Diseases Information Center 18

ag ORPHAN DESIGNATION AND IP ► Orphan Drug Designation received in US and EU for GHD in 2017 ► With potential pediatric extensions, eligible for 12 years exclusivity in EU and 7.5 years in US. ► Plan to seek designation in Japan ► Intellectual Property ► “Detecting and Treating Growth Hormone Deficiency" ► Use of LUM-201 in PGHD ► US Patent issued with expiration in 2036 ► Patent applications filed in multiple other countries 19

LUM-201 SUMMARY If approved, potential to be the first oral growth hormone secretagogue therapy for PGHD  Established regulatory path – Phase 2b in PGHD anticipated to start mid-2020  Clinical data supports target engagement and safety  ~ 1,200 subjects dosed including ~150 PGHD patients  Predictive enrichment markers (PEM) identify appropriate patient population  Orphan drug designation received in US and EU  Phase 2 ready compound for potential trials in other pediatric endocrine indications 20

SECURE PRO FORMA CASH POSITION ► Combined pro forma cash balance at year-end 2019 projected to be ~ $80M, excluding costs to right-size the combined organization ► Spending after merger expected to be an average of $6.5-$7.5M per quarter in 2020, excluding restructuring charges and severance costs ► Financial position expected to support the combined company through the readout of the planned Phase 2b clinical trial ► May receive non-dilutive financing if FDA approves partnered Ebola vaccine V920 ► FDA accepted the biologics license application for V920 on September 17, 20191 and the Prescription Drug User Fee Act (PDUFA), or target action date, was set for March 14, 2020 ► An FDA approval of this vaccine would trigger the issuance of a priority review voucher (PRV) in which NewLink holds a substantial financial interest 1. Merck press release, September 17, 2019 21

 Merger offers opportunity to develop therapeutics for the rare disease community  LUM-201: Potential to improve upon treatment paradigm in established and sizeable market  Strong balance sheet and streamlined operations expected to provide substantial runway  Management team with deep Lumos Pharma experience in rare disease and (LUMO) clinical development Transforming Lives with Rare Focus 22